UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2011

ADPT Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Suite 208, Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On April 5, 2011, ADPT Corporation (“ADPT” or the “Company”) entered into a Consulting Agreement (“Consulting Agreement”) with Legend7 Sports, LLC (“Legend7 Sports”) and Dennis M. Mannion, in which Legend7 Sports and Mr. Mannion will provide services to the Company for the development and completion of a business and financial plan regarding youth sports. Legend7 Sports and Mr. Mannion will also perform other services and projects as reasonably related to these services or as agreed upon by the Company’s Chief Executive Officer and Mr. Mannion.

The Consulting Agreement, which is effective retroactively to March 31, 2011 (the “Effective Date”), provides for the Company to pay Legend7 Sports a consulting fee of $83,333.33 per month and to reimburse Legend7 Sports for all reasonable business expenses. The Consulting Agreement shall remain in effect for one year from the Effective Date (the “Term”).

If the Company terminates the Consulting Agreement within one year from the Effective Date for any reason other than as a result of a material breach by Legend7 Sports or Mr. Mannion, the Company must continue to pay Legend7 Sports the remaining monthly consulting fees of $83,333.33 through the end of the Term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADPT Corporation

By:	/s/ MARY L. DOTZ
	Name:	Mary L. Dotz
	Title:	Chief Financial Officer

Dated: April 8, 2011